SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

July 15, 2010

Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive

Montvale, New Jersey 07645

(Address of principal executive offices)

(201) 573-9700

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on July 15, 2010 at which the Company’s stockholders approved (a) an amendment to the Company’s charter to increase the total number of shares of common stock which the Company has authority to issue from 160,000,000 to 260,000,000 shares (“Proposal 1”), (b) the reelection of the following persons to the Company’s Board of Directors (i) Bobbie Andrea Gaunt, Dan Plato Kourkoumelis, Edward Lewis, Gregory Mays and Maureen B. Tart-Bezer, by an affirmative vote of a plurality of all the voting securities of the Company cast, (ii) John D. Barline, Dr. Jens-Jurgen Bockel, Dr. Andreas Guldin and Christian W. E. Haub, by a majority vote of the shares of the Company’s Series A-T Preferred Stock present at the Annual Meeting and (iii) Frederic F. Brace and Terrence J. Wallock, by a majority vote of the shares of the Company’s Series A-Y Preferred Stock present at the Annual Meeting (clauses (i), (ii) and (iii) collectively, “Proposal 2”) and (c) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (“Proposal 3”).

Description of Matters Submitted

	For	Against	Abstentions	Broker Non-Votes
Proposal 1 - Charter Amendment	71,233,744	4,430,086	10,559	5,987,608

	For	Withheld	Broker Non-Votes
Proposal 2 - Election of Directors
By holders of all voting securities:
Bobbie Andrea Gaunt	67,718,119	7,956,271	5,997,606
Dan Plato Kourkoumelis	75,290,732	383,658	5,997,606
Edward Lewis	75,291,335	383,055	5,997,606
Gregory Mays	67,289,071	8,375,319	5,997,606
Maureen B. Tart-Bezer	75,289,814	384,576	5,997,606
By holders of Series A-T Preferred Stock:
John D. Barline	12,000,000	0	N/A
Dr. Jens-Jurgen Bockel	12,000,000	0	N/A
Dr. Andreas Guldin	12,000,000	0	N/A
Christian W. E. Haub	12,000,000	0	N/A
By holders of Series A-Y Preferred Stock:
Frederic F. Brace	23,000,000	0	N/A
Terrence J. Wallock	23,000,000	0	N/A

	For	Against	Abstentions	Broker Non-Votes
Proposal 3 - Appointment of PricewaterhouseCoopers LLP	81,440,568	211,551	19,551	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 20, 2010

THE GREAT ATLANTIC & PACIFIC TEA

COMPANY, INC.

By:         /s/ Christopher W. McGarry
Name: Christopher W. McGarry
Title:   Senior Vice President and General Counsel